                                                                   Exhibit 10.33

                                          FORM OF EXECUTIVE EMPLOYMENT AGREEMENT
                                          --------------------------------------


                                    RESTATED
                                    --------
                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT, effective as of the 1st day of July, 1997, by and between NEUROMEDICAL SYSTEMS, INC., a Delaware corporation with principal executive offices at Two Executive Boulevard, Suffern, New York 10901-4114 ("NSI"), and [Employee], (the "Employee").

                             W I T N E S S E T H :
     WHEREAS, the Employee is currently employed by NSI as [executive position]; and

          WHEREAS, NSI is desirous of continuing to employ the Employee of NSI in such capacity, and the Employee is desirous of continuing to serve NSI in such capacity, all upon the terms and subject to the conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1.  Employment.
         ----------
     NSI agrees to employ the Employee, and the Employee agrees to be employed by NSI, upon the terms and subject to the conditions of this Agreement.

     2.  Term.
         ----
     The employment of the Employee by NSI as provided in Section 1 will be for the period commencing on the date hereof (the "Commencement Date") and ending on the third anniversary of the Commencement Date (the "Term"); provided, however, on the third anniversary of the Commencement Date and on each anniversary thereafter, the Term shall be automatically extended for an additional period of one (1) year, unless either party gives written notice to the other at least ninety (90) days' prior thereto that the Term of this Agreement shall not be so extended; provided, further, however, that the Term may be earlier terminated as hereinafter provided.

     3.  Duties; Best Efforts; Indemnification.
         -------------------------------------

     The Employee shall serve as [executive position] of NSI, or such other senior management level position(s) as the Board of Directors of NSI (the "Board") may from time to time and in its reasonable discretion appoint the Employee, and shall perform and discharge well and faithfully the duties which may from time to time be prescribed by the President and Chief Executive Officer of NSI. The Employee shall devote all of his business time, attention and energies to the business and affairs of NSI, shall use his best efforts to advance the best interests of NSI and shall not during the Term be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

     Subject to the provisions of NSI's Certificate of Incorporation and Bylaws, each as amended from time to time, NSI shall indemnify the Employee to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Employee of services for, or the acting by the Employee as an officer or employee of, NSI, or any other person or enterprise at NSI's request; provided, however, that NSI shall not be required to indemnify the Employee against any liability resulting from conduct which is willful, intentional or grossly negligent. NSI shall use its best efforts to obtain and maintain in full force and effect during the Term directors' and officers' liability insurance policies providing full and adequate protection to the Employee for his capacities, provided that the Board shall have no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms.

     4.  Compensation and Benefits.
         -------------------------

        (a) Base Salary.  NSI shall pay to the Employee a base salary (the "Base
            -----------
Salary") at a rate of not less than $[annual salary] per annum, payable in accordance with NSI's ordinary payroll practices as in effect from time to time during the Term. The Board at least annually will review the Base Salary and other compensation during the Term with a view to the increase thereof based upon the Employee's performance, the performance of NSI, inflation, then prevailing industry salary scales and other relevant factors. Base Salary will not include any bonus paid to the Employee from time to time.

        (b) Out-of-Pocket Expenses.  NSI shall promptly pay to the Employee the
            ----------------------
reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by the Employee, shall promptly reimburse him for such payment, provided that the Employee properly accounts therefor in accordance with NSI's policy.

        (c) Participation in Benefit Plans.  The Employee shall be entitled to
            ------------------------------
participate in or receive benefits under any pension plan, profit sharing plan, health and accident plan or any other employee benefit plan or arrangement made available in the future by NSI to its executives and key management employees, subject to the terms and conditions applicable to executives and key management generally.

        (d) Vacation.  The Employee shall be entitled to such paid vacation days
            --------
in each calendar year as determined by NSI from time to time, but not less than three (3) weeks in any calendar year, prorated in any calendar year during which the Employee is employed hereunder for less than an entire year in accordance with the number of days in such year during which he is so employed. The Employee shall also be entitled to all paid holidays given by NSI to its executives and key management employees. Such vacation and holiday allowance shall otherwise be subject to the policies and practices of NSI.

     5.  Termination.
         -----------
     The Employee's employment hereunder shall be terminated upon the Employee's death and may be terminated as follows:

        (a) By NSI for "Cause." A termination for Cause is a termination upon a finding by NSI that the Employee has: (i) intentionally failed to perform reasonably assigned duties, (ii) engaged in dishonest or willful misconduct in the performance of his duties, (iii) engaged in a transaction in connection with the performance of his duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit by the Employee, or
(iv) willfully violated any law, rule or regulation in connection with the performance of his duties (other than traffic violations or similar offenses).

        (b) By NSI due to the Employee's "Disability." For purposes of this Agreement a termination for Disability shall occur: (i) upon the thirtieth
(30th) day after the issuance of a written termination notice to the Employee in the event that the Employee shall have become so incapacitated as to be unable to resume, within the ensuing six (6) months, his employment hereunder by reason of physical or mental illness or injury, or (ii) upon the issuance of a written termination notice after the Employee has been unable to substantially perform his duties hereunder for three (3) consecutive months by reason of any physical or mental illness.

     6.  Compensation Upon Termination.
         -----------------------------

        (a) In the event of the termination of the Employee's employment as a result of the Employee's death, NSI shall (i) pay to the Employee's estate his Base Salary through the date of his death and (ii) for the shorter of one (1) year following his death or the balance of the Term (as if such termination had not occurred) provide continuation coverage to the members of the Employee's family under all Blue Cross/Blue Shield, major medical and other health, accident, life or other disability plans and programs in which such family members participated immediately prior to his death.

        (b) In the event of the termination of the Employee's employment by NSI for Cause or by the Employee for any reason, NSI shall pay to the Employee his Base Salary through the date of his termination and the Employee's entitlement to any other compensation or benefits shall be determined in accordance with NSI's plans, policies and practices as in effect from time to time.

        (c) In the event of the termination of the Employee's employment by NSI due to Disability, NSI shall pay to the Employee his Base Salary through the date of his termination. In addition, for the shorter of one (1) year following any such termination or the balance of the Term (as if such termination had not occurred), NSI shall (i) continue to pay the Employee the Base Salary in effect at the time of such termination less the amount, if any, then payable to the Employee under any disability benefits of NSI and (ii) provide the Employee continuation coverage under all Blue Cross/Blue Shield, major medical and other health, accident, life or other disability plans and programs in which the Employee participated immediately prior to such termination, to the extent that such benefits continue to be made available to active employees of NSI.

        (d) In the event that the Employee's employment is terminated by NSI other than for Cause or Disability, for a period of one (1) year following any such termination, NSI shall (i) continue to pay the Employee the Base Salary in effect at the time of such termination and (ii) provide continuation coverage under all Blue Cross/Blue Shield, accident, life or other disability plans and programs in which the Employee participated immediately prior to such termination, to the extent such benefits continue to be made available to active employees of NSI. The continuation of Base Salary provided for in clause (i) of the preceding sentence shall not be reduced by any compensation or other income that the Employee may earn from subsequent employment or otherwise.

        (e) The continuation coverage under any Blue Cross/Blue Shield, major medical and other health, accident, life or other disability plans and programs for the periods provided in Sections 6(a), 6(c) and 6(d) shall be provided (i) at the expense of NSI and (ii) in satisfaction of NSI's obligation under Section 4980B of the Code (and any similar state law) with respect to the period of time such benefits are continued hereunder. Notwithstanding anything to the contrary contained herein, NSI's obligation to provide such continuation coverage under Sections 6(a), 6(c) or 6(d) shall cease immediately upon the date any covered individual becomes eligible for similar benefits under the plans or policies of another employer.

        (f) This Section 6 sets forth the only obligations of NSI with respect to the termination of the Employee's employment with NSI and the Employee acknowledges that upon his termination of employment he shall not be entitled to any payments or benefits which are not explicitly provided herein.

     7.  Covenant Regarding Inventions and Copyrights.
         --------------------------------------------

     The Employee shall disclose promptly to NSI any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by him, either alone or in conjunction with others, during the Term and related to the business or activities of NSI and he assigns all of his interest therein to NSI or its nominee; whenever requested to do so by NSI, the Employee shall execute any and all applications, assignments or other instruments which NSI shall deem necessary to apply for and obtain letters patent or copyrights of the United States or any foreign country or otherwise protect NSI's interest therein. These obligations shall continue beyond the conclusion of the Term with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Employee during the Term and shall be binding upon the Employee's assigns, executors, administrators and other legal representatives.

     8.  Protection of Confidential Information.
         --------------------------------------

     The Employee acknowledges that he has been and will be provided with information about, and his employment by NSI will, throughout the Term, bring him into close contact with, many confidential affairs of NSI and its subsidiaries, including proprietary information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future developments and other information not readily available to the public, all of which are highly confidential and proprietary and all of which were developed by NSI at great effort and expense. The Employee further acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, that the business of NSI will be conducted throughout the world (the "Territory"), that its products will be marketed throughout the Territory, that NSI competes and will compete in nearly all of its business activities with other organizations which are located in nearly any part of the Territory and that the nature of the relationship of the Employee with NSI is such that the Employee is capable of competing with NSI from nearly any location in the Territory. In recognition of the foregoing, the Employee covenants and agrees during the Term and for a period of five (5) years thereafter:

          (i) That he will keep secret all confidential matters of NSI and not copy them or disclose them to anyone outside of NSI, either during or after the Term, except with NSI's prior written consent or, if during the Term, in the performance of his duties hereunder, the Employee makes a good faith determination that it is in the best interest of NSI to disclose such matters;

          (ii) That he will not make use of any of such confidential matters for his own purposes or the benefit of anyone other than NSI; and

          (iii) That he will deliver promptly to NSI on termination of this Agreement, or at any time NSI may so request, all confidential memoranda, notes, records, reports and other confidential documents (and all copies thereof) relating to the business of NSI, which he may then possess or have under his control.

     9.  Restriction on Competition, Interference and Solicitation.
         ---------------------------------------------------------

     In recognition of the considerations described in Section 8 hereof, the Employee covenants and agrees that, during the Term and for a period of two (2) years after the termination of his employment hereunder, the Employee will not, directly or indirectly, (A) enter into the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of NSI in any part of the Territory; (B) engage in any such business for his account; (C) become interested in any such business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant advisor, franchisee or in any other relationship or capacity; or (D) interfere with NSI's relationship with, or endeavor to employ or entice away from NSI any person, firm, corporation, governmental entity or other business organization who or which is or was an employee, customer or supplier of, or maintained a business relationship with, NSI at any time (whether before, during or after the

Term), or which NSI has solicited or prepared to solicit; provided, however,
                                                          --------  -------
that nothing contained in this Section 9 shall be deemed to prohibit the Employee from acquiring or holding, solely for investment, publicly traded securities of any corporation some of the activities of which are competitive with the business of NSI so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such corporation.

     10.  Specific Remedies.
          -----------------

     For purposes of Sections 7, 8 and 9 of this Agreement, references to NSI shall include all current and future majority-owned subsidiaries of NSI and all current and future joint ventures in which NSI may from time to time be involved. It is understood by the Employee and NSI that the covenants contained in this Section 10 and in Sections 7, 8, and 9 hereof are essential elements of this Agreement and that, but for the agreement of the Employee to comply with such covenants, NSI would not have agreed to enter into this Agreement. NSI and the Employee have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by NSI and the interests of NSI and its stockholders. The Employee agrees that the covenants of Sections 7, 8, and 9 are reasonable and valid. If the Employee commits a breach of any of the provisions of Sections 7, 8, or 9, such breach shall be deemed to be grounds for termination for Cause. In addition, the Employee acknowledges that NSI may have no adequate remedy at law if he violates any of the terms hereof. The Employee therefore understands and agrees that NSI shall have (i) the right to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to NSI and that money damages will not provide an adequate remedy to NSI, and (ii) the right to require the Employee to account for and pay over to NSI all compensation, profits, monies, accruals, increments and other benefits (collectively, the "Benefits") derived or received by the Employee as a result of any transaction constituting a willful breach of any of the provisions of Sections 7, 8, or 9 and the Employee hereby agrees to account for and pay over such Benefits to NSI.

     11.  Independence, Severability and Non-Exclusivity.
          ----------------------------------------------

     Each of the rights enumerated in Section 10 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to NSI at law or in equity. If any of the covenants contained in Sections 7, 8, or 9, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. The parties intend to and do hereby confer jurisdiction to enforce the covenants contained in Sections 7, 8, or 9 and the remedies enumerated in Section 10 upon the federal and state courts of New York sitting in New York County. If any of the covenants contained in Sections 7, 8, or 9 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect NSI's right to the relief provided in Section 10 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states of jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

     12.  Disputes.
          --------
     If NSI or the Employee shall dispute any termination of the Employee's employment hereunder or if a dispute concerning any payment hereunder shall exist:

        (a) either party shall have the right (but not the obligation), in addition to all other rights and remedies provided by law, to compel arbitration of the dispute in the City of New York under the rules of the American Arbitration Association by giving written notice of arbitration to the other party within thirty (30) days after notice of such dispute has been received by the party to whom notice has been given; and

        (b) if such dispute (whether or not submitted to arbitration pursuant to Section 12(a) hereof) results in a determination that (i) NSI did not have the right to terminate the

Employee's employment under the provisions of this Agreement or (ii) the position taken by the Employee concerning payments to the Employee is correct, NSI shall promptly pay, or if theretofore paid by the Employee, shall promptly reimburse the Employee for, all costs and expenses (including attorney's fees) reasonably incurred by the Employee in connection with such dispute.

     13.  Successors; Binding Agreement.
          -----------------------------

     In the event of a future disposition by NSI (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in a transaction to which the Employee consents, NSI will require any successor, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that NSI would be required to perform if no such disposition had taken place.

     This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, administrators c.t.a., successors, heirs, distributees, devisees and legatees. Unless otherwise provided herein, any amounts payable hereunder after the Employee's death shall be paid in accordance with the terms of this Agreement to the Employee's estate.

     14.  Notices.
          -------

     All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or other similar writing) and shall be given by personal delivery, certified or registered mail, postage prepaid, or telecopy (or other similar writing) as follows:

          To NSI:
                     Attn:  General Counsel
                     Two Executive Boulevard
                     Suffern, New York,  10901-4414

          To the Employee:

                     C/O Neuromedical Systems, Inc.
                     Two Executive Boulevard
                     Suffern, New York,  10901-4414

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or telecopy or other similar means thereof (provided the appropriate answer back is received) and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

     15.  Modifications and Waivers.
          -------------------------

     No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of NSI and is agreed to in writing and signed by the Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     16.  Entire Agreement.
          ----------------

     This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof.

     17.  Law Governing.
          -------------

     Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law).

     18.  Invalidity.
          ----------

     Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement which shall remain in full force and effect.

     19.  Headings.
          --------
     The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     20.   Execution and Counterparts.
           --------------------------
     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

                                     NEUROMEDICAL SYSTEMS, INC.

                                     By:
                                        ---------------------------------------
                                     Name:    John B. Henneman, III
                                     Title:   Co-CEO, Vice President of
                                               Corporate Development, Secretary
                                               and General Counsel


                                     ------------------------------------------
                                     [Employee]

                                    Schedule
                                  -----------

Pursuant to the General Instructions to Item 601 of Regulation SK of the Securities Act of 1933, as amended, the Company has filed only the form of the Company's Executive Employment Agreements (the, "Agreements") entered into by certain of the Company's employees, because the executed exemplars of such document are substantially identical in all material respects, except as to the parties thereto, executive position, compensation, and certain additional and substituted terms, in each case as set forth as follows:

         Employee and              Annual
      Executive Position        Compensation    Additional Terms
----------------------------------------------------------------------------------------
David Duncan, Jr.                $   151,000    New Agreement amends prior employment
Vice President Finance and                      agreement in all respects.
 Administration and Chief
 Financial Officer

Zeev Hadass, Ph.D.               $   151,000    None
Vice President, Processing
 Operations

John B. Henneman, III            $   151,000    None
Co-CEO, Vice President of
 Corporate Development,
 Secretary and General Counsel

James M. Herriman,               $   151,000    None
Vice President of Product
 Development

Uzi Ish-Hurwitz                  $174,000.00    Substitute provisions re employment in Israel:
Co-CEO, Executive Vice                          a.  Managers Insurance (Company contribution
 President, Chief of                            13-1/3% of gross salary);
 Technical Operations and                       b.  Sick leave per Company's Israeli
 President, Neuromedical                        subsidiary policy;
 Systems Israel Ltd.                            c.  Disability Insurance (Company
                                                contribution of 2-1/2% of gross salary);
                                                d.  Keren Hishtalmut Fund (Company
                                                contribution of 7-1/2% of gross salary);
                                                e.  Telephone Reimbursement;
                                                f.  Company Car;
                                                g.  Company contributions subject to
                                                adjustment per changes in law and/or custom;
                                                h.  Non-Duplication of Benefits.

         Employee and              Annual
      Executive Position        Compensation    Additional Terms
----------------------------------------------------------------------------------------
Laurie J. Mango, M.D.           $151,000        None
 Vice President and Medical
 Director

Andrew C. Panagy                $151,000        None
 Vice President, Marketing and
 Sales

Howard M. Solomon, M.D.         $151,000        Reimbursement of Relocation Expenses
 Vice President Medical
 Operations
